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EXHIBIT 23.2

                            [Rutan & Tucker, LLP Letterhead]

                                 February 3, 2005

ConectiSys Corporation
24730 Avenue Tibbitts, Suite 130
Valencia, California 91355

        Re: Post-Effective Amendment No. 1 to
            Registration Statement on Form SB-2 (Registration No. 333-116895)
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Ladies and Gentlemen:

    We have acted as counsel to ConectiSys Corporation, a Colorado corporation (the "Company"), in connection with Post-Effective Amendment No. 1 to the above-referenced Registration Statement on Form SB-2, to which Amendment this consent is an exhibit (the "Registration Statement").

    We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement and to the filing of this consent as Exhibit 23.2 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.

                                           Very truly yours,

                                           /S/ RUTAN & TUCKER, LLP